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                                                                     EXHIBIT 3.5

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           KMC TELECOM HOLDINGS, INC.

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
                    ----------------------------------------

         KMC TELECOM HOLDINGS, INC., a corporation organized and existing under and by virtue of General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST:   That the name of the Corporation is KMC TELECOM HOLDINGS, INC.

         SECOND: That the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on September 17, 1997, and that an Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware at 12:00 p.m. on September 22, 1997, and that a Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware at 10:00 a.m. on November 5, 1997, and that a Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware at 9:30 a.m. on February 4, 1999, and that a Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware at 3:30 p.m. on April 30, 1999, and that a Certificate of Correction to correct Certificate of Amendment of the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware at 11:45 a.m. on May 6, 1999.

         THIRD: That the Board of Directors of the Corporation, by unanimous written consent in lieu of meeting, has adopted resolutions proposing that the Amended and Restated Certificate of Incorporation of the Corporation be further amended. The stockholders of the Corporation have duly approved such amendments by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolutions setting forth the amendments are as follows:

                           RESOLVED, that Article FOURTH, Section A of the
                  Amended and Restated Certificate of Incorporation of the Corporation be amended by amending and restating the first sentence thereof to read as follows:

                           "The total number of shares of all classes of capital stock which the Corporation shall have the authority
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                           to issue is 7,950,000, consisting of 4,250,000 shares
                           of Common Stock with a par value of $0.01 per share ("Common Stock") and 3,700,000 shares of Preferred Stock with a par value of $0.01 per share ("Preferred Stock").";

                           FURTHER RESOLVED, that Article EIGHTH of the Amended
                  and Restated Certificate of Incorporation of the Corporation be deleted in its entirety; and

                           FURTHER RESOLVED, that Article NINTH of the Amended
                  and Restated Certificate of Incorporation of the Corporation be deleted in its entirety.


                  IN WITNESS WHEREOF, KMC TELECOM HOLDINGS, INC. has caused this certificate to be duly executed by its Executive Vice President this 7th day of July, 2000.

                                        KMC TELECOM HOLDINGS, INC.



                                        By: /s/ William H. Stewart
                                            ----------------------
                                            Name:  William H. Stewart
                                            Title: Executive Vice President